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                          COMPREHENSIVE CARE CORPORATION              EXHIBIT 11

                          Calculation of Loss Per Share

                                                                          YEAR ENDED MAY 31,
                                                         ---------------------------------------------------
                                                         1995        1994        1993       1992        1991
                                                         ----        ----        ----       ----        ----
                                                             (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Primary and Fully Diluted:

Loss applicable to common stock:
   Loss before extraordinary item                     $(11,533)    $(7,852)   $(11,600)     $(4,562)   $(27,500)
   Extraordinary item - gain on debenture
     conversion.....................................       ---         ---         ---          ---      11,465
                                                      --------     -------    --------      -------    --------

   Net loss.........................................  $(11,533)    $(7,852)   $(11,600)     $(4,562)   $(16,035)
                                                      ========     =======    ========      =======    ========


Average number of shares of common stock and
   common stock equivalents.........................     2,257       2,199       2,196        2,190       1,212
                                                      ========     =======    ========      =======    ========


Loss per common and common equivalent share:
   Loss before extraordinary item                       $(5.11)     $(3.57)     $(5.28)      $(2.08)    $(22.69)
   Extraordinary item - gain on debenture
     conversion.....................................       ---         ---         ---         ---         9.46
                                                      --------     -------    --------      -------    --------
   Net loss.........................................    $(5.11)     $(3.57)     $(5.28)      $(2.08)    $(13.23)
                                                      ========     =======    ========      =======    ========
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